Exhibit 10.31

SELECT WATER SOLUTIONS, INC.

2024 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT NOTICE

Pursuant to the terms and conditions of the Select Water Solutions, Inc. 2024 Equity Incentive Plan, as amended from time to time (the “Plan”), Select Water Solutions, Inc. (f/k/a Select Energy Services, Inc.) (the “Company”) hereby grants to the individual listed below (“you” or the “Director”) the number of shares of Restricted Stock (the “Restricted Shares”) set forth below.  This award of Restricted Stock (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Director:	___________________
Date of Grant:	___________________
Total Number of Restricted Shares:	___________________
Vesting Schedule:

Subject to the Agreement, the Plan and the other terms and conditions set forth herein, the Restricted Shares shall vest on the first anniversary of the Date of Grant, so long as you continuously provide services to the Company or an Affiliate, as applicable, from the Date of Grant through such vesting date.  Notwithstanding anything in the preceding sentence to the contrary, the Restricted Shares granted hereunder shall immediately become vested as set forth in Section 3 of the Agreement.

By your acceptance below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Grant Notice (this “Grant Notice”).  You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice.

You also understand and acknowledge that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code with respect to the Restricted Shares.  This election must be filed no later than 30 days after Date of Grant set forth in this Grant Notice.  This time period cannot be extended.  If you wish to file a Section 83(b) election with respect to the Restricted Shares, an election form is attached hereto as Exhibit B.  By your acceptance below, you acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the award of the Restricted Shares and (b) that timely filing a Section 83(b) election (if you choose to do so) is your sole responsibility, even if you request the Company or any of its affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) to assist in making such filing or to file such election on your behalf.

This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

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Exhibit 10.31

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Director has executed this Grant Notice, effective for all purposes as provided above.

DIRECTOR Name:

Exhibit A-1

EXHIBIT A

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Select Water Solutions, Inc., a Delaware corporation (f/k/a Select Energy Services, Inc.) (the “Company”), and ___________________ (the “Director”).  Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.Award.  In consideration of the Director’s past and/or continued service to the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Director the number of Restricted Shares set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
2.Vesting of Restricted Shares.
(a)The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of except as provided in this Agreement or the Plan, and, except as otherwise set forth in Section 3, in the event of the termination of the Director’s service to the Company or an Affiliate, the Director shall immediately and without any further action by the Company, forfeit and surrender to the Company for no consideration all of the Restricted Shares with respect to which the Forfeiture Restrictions (as defined below) have not lapsed in accordance with Section 2(b) as of the date of such termination of the Director’s service.  The prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares to the Company upon termination of the Director’s service as provided in the preceding sentence are referred to herein as the “Forfeiture Restrictions.”  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.
(b)The Restricted Shares shall be released from the Forfeiture Restrictions in accordance with the vesting schedule set forth in the Grant Notice.  The Restricted Shares with respect to which the Forfeiture Restrictions lapse without forfeiture are referred to herein as the “Earned Shares.”  As soon as administratively practicable following the release of any Stock from the Forfeiture Restrictions, the Company shall, as applicable, either deliver to the Director the certificate or certificates representing such Stock in the Company’s possession belonging to the Director, or, if the Stock is held in book-entry form, then the Company shall remove the notations indicating that the Stock is subject to the restrictions of this Agreement.  The Director (or the beneficiary or personal representative of the Director in the event of the Director’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

3.Effect of Termination of Service.
(a)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, the Restricted Shares shall immediately become Earned Shares upon (i) the termination of the Director’s service relationship with the Company or an Affiliate due to the Director’s Disability (as defined below) or death.
(b)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, the Restricted Shares shall immediately become Earned Shares upon the termination of the Director’s service relationship with the Company or an Affiliate following a Change in Control.
(c)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, in the event of the termination of the Director’s service to the Company or an Affiliate for any reason other than as described in Sections 3(a) or (b) above, the Director shall immediately and without any further action by the Company, forfeit and surrender to the Company for no consideration all of the Restricted Shares that have not become Earned Shares.
(d)For purposes of this Agreement, the following terms have the meanings set forth below:
(i)“Disability” means the Director’s inability to perform the Director’s duties, with reasonable accommodation, due to a mental or physical impairment that continues (or can reasonably be expected to continue) for (i) 90 consecutive days or (ii) 180 days out of any 365-day period, which, in either case, shall only be deemed to occur following the written determination by the Committee of any such occurrence of Disability.
4.Dividends and Other Distributions.  Dividends and other distributions that are paid or distributed with respect to a Restricted Share (whether in the form of shares of Stock or other property (including cash)) (referred to herein as “Distributions”) shall be subject to the transfer restrictions and the risk of forfeiture applicable to the related Restricted Share and shall be held by the Company or other depository as may be designated by the Committee as a depository for safekeeping.  If the Restricted Share to which such Distributions relate is forfeited to the Company, then such Distributions shall be forfeited to the Company at the same time such Restricted Share is so forfeited.  If the Restricted Share to which such Distributions relate becomes vested, then such Distributions shall be paid and distributed to the Director as soon as administratively feasible after such Restricted Share becomes vested (but in no event later than March 15 of the calendar year following the calendar year in which such vesting occurs).  Distributions paid or distributed in the form of securities with respect to Restricted Shares shall bear such legends, if any, as may be determined by the Committee to reflect the terms and conditions of this Agreement and to comply with applicable securities laws.
5.Payment of Taxes.  To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Director for federal, state, local or foreign tax purposes, the Director hereby agrees to be responsible for any and all such amounts.  For the avoidance of doubt, the Company has no obligation to pay any amounts referenced in this Section 5 on behalf of the Director.

6.Non-Transferability.  The Restricted Shares may not be sold, pledged, assigned or transferred in any manner unless and until the Forfeiture Restrictions have lapsed.  No Restricted Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Director or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
7.Compliance with Applicable Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of Restricted Shares hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed.  No Restricted Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, Restricted Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance of Restricted Stock hereunder, the Company may require the Director to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
8.Legends.  If a stock certificate is issued with respect to Restricted Shares issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Stock is then listed.  If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
9.Rights as a Stockholder.  Except as otherwise provided herein, upon issuance of the Restricted Shares by the Company, the Director shall have all the rights of a stockholder of the Company with respect to such Restricted Shares, subject to the restrictions herein, including the right to vote the Restricted Shares.
10.Execution of Receipts and Releases.  Any transfer of shares of Stock or other property to the Director or the Director’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder.  As a condition precedent to such transfer, the Company may require the Director or the Director’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate.
11.Section 83(b) Election.  If the Director makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the Date of Grant rather than as of the date or dates upon which the Director would otherwise be taxable under Section 83(a) of the Code, the Director hereby agrees to (a) use the election form provided in Exhibit B for such purpose and (b) deliver a copy of such election to the Company at the time of filing such election with the Internal Revenue Service.
12.No Right to Continued Service or Awards.  Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Director the right to a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to service relationship at any time.  The grant of the Restricted Shares is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future.  Any future Awards will be granted at the sole discretion of the Company.
13.Legal and Equitable Remedies.  The Director acknowledges that a violation or attempted breach of any of the Director’s covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Director or the affiliates, partners or agents of the Director from such breach or attempted violation of such covenants and agreements, as well as to recover from the Director any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys’ fees.  The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction.  Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 13 shall be cumulative and in addition to any other remedies to which such party may be entitled.
14.Notices.  All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Director (or other holder):

Select Water Solutions, Inc.
Attn: General Counsel; Senior Vice President – Human Resources

1820 North I-35

Gainesville, Texas 76240

If to the Director, at the Director’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Director when it is mailed by the Company or, if such notice is not mailed to the Director, upon receipt by the Director.  Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

15.Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, the Director agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company.  Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Director has access.  The Director hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
16.Agreement to Furnish Information.  The Director agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
17.Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Director, if any, in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Director shall be effective only if it is in writing and signed by both the Director and an authorized officer of the Company.
18.Severability and Waiver.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.  Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right.  The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

19.Clawback.  Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
20.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of DELAWARE applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of DELAWARE LAW.
21.Successors and Assigns.  The Company may assign any of its rights under this Agreement without the Director’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Director and the Director’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.
22.Headings.  Headings are for convenience only and are not deemed to be part of this Agreement.
23.Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

Exhibit 10.31

EXHIBIT B

SECTION 83(b) ELECTION

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.	The name, taxpayer identification number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:

Taxpayer’s Name:

Taxpayer’s Social

Security Number:                 -            -

Taxpayer’s Address:

Taxable Year:

2.	The property that is the subject of this election (the “Property”) is ________ shares of Class A common stock of Select Water Solutions, Inc.

3.	The Property was transferred to the Taxpayer on _______________.
4.	The Property is subject to the following restrictions: The shares are subject to various transfer restrictions and are subject to forfeiture in the event certain service conditions are not satisfied.
5.

The fair market value of the Property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $__________ per share x ________ shares = $_______________.

6.	The amount paid by the Taxpayer for the Property is $0.00.
7.	The amount to include in gross income is $_______________.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Property.  A copy of the election also will be furnished to the person for whom the services were performed at the time of filing this election with the Internal Revenue Service.  The undersigned is the person performing the services in connection with which the Property was transferred.

Dated:

Taxpayer’s Signature

Exhibit B-1